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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT



    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):April 22, 1996 (April 16, 1996)


                           C.I.S. TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


      Delaware                      0-15457                 73-1199382
(State or other jurisdiction of   (Commission         (I.R.S. Employer
incorporation or organization)     File Number)       Identification Number)

      6100 South Yale Avenue, Suite 1900, Tulsa, OK           74136
(Address of registrant's principal executive offices)       (Zip Code)


      Registrant's telephone number, including area code:  (918) 496-2451












Exhibit Index Page:     3









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Item 5.  Other Events

(a) On April 16, 1996, CIS Technologies, Inc. (the "Company") entered into a definitive agreement to merge the Company with a subsidiary of National Data Corporation ("NDC"). An April 16, 1996 press release announcing this transaction is filed as Exhibit 99.a to this Form 8-K.

(b) An April 22, 1996 press release announcing the Company's results for the quarter ended March 31, 1996 is filed herewith as Exhibit 99.b. Such results have precipitated cash flow constraints. As a result, the Company obtained a deferral to May 1, 1996 of its April 1 principal payment obligation of $614,000 on its long-term debt with its principal lender. The Company's results for the three months ended March 31, 1996 also amount to a default under certain financial ratio covenants in the credit agreement with its principal lender. The Company expects that it will not make the May 1 payment and will be in default under the credit agreement. However, based upon discussions with its principal lender, the Company expects to receive an additional deferral on payments pending consummation of the previously announced merger (see Item 5(a) above).


































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                           C.I.S. TECHNOLOGIES, INC.
                               INDEX TO FORM 8-K

Item 7.     Financial Statements and Exhibits

      (c)   Exhibits


                                                                           Page(s) of this
                                                                           Form or Report
                                                                           Exhibit
                                                                           previously
 Number   Description                                                      filed

 (99)     a.  Press Release dated April 16, 1996 announcing the merger of      5
          CIS Technologies, Inc. with National Data Corporation.

          b.  Press Release dated April 22, 1996 announcing financial          7
          results of CIS Technologies, Inc. for the period ended March
          31, 1996.
































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                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



C.I.S. TECHNOLOGIES, INC.



/s/ Rebecca L. Speight
Rebecca L. Speight
Director, Finance & Accounting
(Principal Accounting Officer)

Date: April 22, 1996


































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